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                                                            Exhibit 11.0

                      COMPUTATION OF EARNINGS PER COMMON SHARE

                      (in thousands, except per share amounts)
                                                         Three Months Ended
                                                              March 31,
                                                         1996           1995
                                                        ------         ------
     Primary earnings
       Net Income                                       $3,861        $2,801
                                                        ======        ======
     Shares
       Weighted average number of common
         shares outstanding                              4,828         4,721
       Assuming conversion of options issued
         and outstanding                                   183            56
                                                        ------        ------
       Weighted average number of common
         shares outstanding as adjusted                  5,011         4,777
                                                        ======        ======

     Primary earnings per common share                   $0.77         $0.59
                                                        ======        ======
     Fully diluted earnings*
         Net Income                                     $3,861        $2,801
                                                        ======        ======
     Shares
       Weighted average number of common
          shares outstanding                             4,828         4,721
       Assuming conversion of options issued
          and outstanding                                  216            51
                                                        ------        ------
       Weighted average number of common
          shares outstanding as adjusted                 5,044         4,772
                                                        ======        ======

     Fully diluted earnings per common share             $0.77         $0.59
                                                        ======        ======



     *This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.